UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

June 1, 2015

RINGCENTRAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36089	94-3322844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 Davis Drive

Belmont, California 94002

(Address of principal executive offices)

(650) 472-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of RingCentral, Inc. (the “Company”) held on June 1, 2015, the stockholders approved a proposal to amend and restate the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to eliminate the classified Board of Directors (the “Board”) and to provide instead for the annual election of directors (the “Declassification Amendment”), effective at the Annual Meeting. The Board previously approved the Declassification Amendment and recommended that it be submitted to the Company’s stockholders for approval.

In order to immediately declassify the Board at the Annual Meeting following approval of the Declassification Amendment, each of the Company’s directors whose term did not expire at the Annual Meeting tendered his or her resignation from his or her Class I or Class III term, as applicable, contingent and effective upon stockholder approval of the Declassification Amendment. As described in Item 5.07 below, each such director was thereafter elected to the Board to serve for a one year term until the 2016 annual meeting of the stockholders.

The Second Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.07.         Submission of Matters to a Vote of Security Holders.

As described in Item 5.03 above, the Company held the Annual Meeting on June 1, 2015. Stockholders of record at the close of business on April 24, 2015 (the “Record Date”) were entitled to vote at the Meeting.

Each share of Class A common stock was entitled to one vote on each proposal and each share of Class B common stock was entitled to ten votes on each proposal. The Class A common stock and Class B common stock voted as a single class on all matters.

Present at the Meeting in person or by proxy were holders of 50,372,042 shares of Class A common stock, representing 50,372,042 votes of Class A common stock and 11,759,392 shares of Class B common stock, representing 117,593,920 votes of Class B common stock, together representing a total of 167,965,962 votes, or more than 84% of the eligible votes, and constituting a quorum.

The stockholders voted on three proposals at the Annual Meeting. The proposals are described in detail in the Company’s definitive proxy statement dated May 1, 2015. As Proposal One (to amend and restate the Certificate of Incorporation to declassify the Board) was approved, Proposal Two (to elect five directors) was submitted to the stockholders and voted upon and Proposal Three (to elect one Class II director) was not submitted to the stockholders. The final results for the votes regarding each proposal are set forth below.

Proposal 1: As described in Item 5.03 above, the Company’s stockholders approved the amendment of the Certificate of Incorporation to declassify the Board. The votes regarding the proposal were as follows:

For	Against	Abstained	Broker Non-votes
159, 398,446	24,857	1,338	8,541,321

Proposal 2: The Company’s stockholders elected five directors to the Board to serve for a one year term until the 2016 annual meeting of stockholders. The votes for each director were as follows:

Nominee	For	Against	Abstained	Broker Non-votes
Vladimir Shmunis	158,800,244	624,397	0	8,541,321
Neil Williams	159,207,547	217,094	0	8,541,321
Robert Theis	159,301,192	123,449	0	8,541,321
Michael Kourey	159,104,212	320,429	0	8,541,321
Michelle McKenna-Doyle	159,354,920	69,721	0	8,541,321

Proposal 4. The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The votes regarding the proposal were as follows:

For	Against	Abstained	Broker Non-votes
167,859,789	104,952	1,221	0

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of RingCentral, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RingCentral, Inc.

By:	/s/ Clyde Hosein
Clyde Hosein EVP and Chief Financial Officer

Date: June 3, 2015